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                                                                       Exhibit 2

                               MAYTAG CORPORATION


                                       TO


                         BANK ONE, NATIONAL ASSOCIATION


                Trustee Under Indenture Dated as of June 15, 1987


                          Eighth Supplemental Indenture


                           Dated as of August 8, 2001


          Providing for issuance of 7.875% Public Income NotES due 2031



                  THIS EIGHTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of the 8th day of August, 2001, between Maytag Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at Newton, Iowa, and Bank One, National Association (f/k/a The First National Bank of Chicago), a national banking association duly organized and existing under the laws of the United States of America (the "Trustee"), under the Indenture dated as of June 15, 1987 between the Company and the Trustee (the "Original Indenture").

                                  WITNESSETH:

                  WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Company to provide funds for its corporate purposes; and
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                  WHEREAS, the Company desires, by this Supplemental Indenture, to create a series of Securities to be issuable under the Original Indenture and to be known as the Company's 7.875% Public Income NotES due 2031 (the "PINES"), the PINES to be limited in aggregate initial offering price as set forth herein and the terms and provisions thereof to be as hereinafter set forth; and

                  WHEREAS, all things necessary to make the PINES, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the PINES by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of such Holders, as follows:

                  Section 1. Defined Terms. All terms used in this Supplemental
                             -------------
Indenture which are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except that, for purposes of this Supplemental Indenture and the PINES, the term "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

                  Section 2. Designation and Terms of the PINES. There is hereby
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created by this Supplemental Indenture a series of Securities to be known and designated as the "7.875% Public Income NotES due 2031" of the Company. The PINES shall be limited to $250,000,000 in

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aggregate principal amount (except for PINES authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other PINES of like tenor pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture).

                  Each of the PINES shall have the particular terms established in accordance with or as contemplated by this Section 2. Each of the PINES shall be in substantially the form attached as Exhibit A hereto, with such appropriate
                                         ---------
insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture and this Supplemental Indenture.

         The PINES shall have the following terms:

     (1) the date on which the principal of the PINES is payable is August 1, 2031;

     (2) the PINES shall bear interest at a rate of 7.875% per annum;

     (3) interest shall accrue on the PINES from August 8, 2001 and such interest shall be paid on February 1, May 1, August 1 and November 1 of each calendar year (each, an "Interest Payment Date") commencing on November 1, 2001;

     (4) the Regular Record Dates with respect to the PINES shall be the fifteenth day of the month preceding each respective Interest Payment Date, whether or not a Business Day;

     (5) payments in respect of the PINES represented as Global Notes (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Notes; with respect to PINES in certificated form, the Company will make all payments of principal and interest, by wire transfer of immediately available funds to the accounts specified by the Holder thereof or by mailing a check to such Holder's registered address;

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     (6)  the PINES are redeemable by the Company prior to the Stated Maturity of the principal thereof as set forth in Section 3;

     (7) the PINES are not repayable at the option of any Holder thereof prior to the Stated Maturity of the principal thereof and are not subject to a sinking fund or analogous provision;

     (8) the PINES shall be denominated in U.S. Dollars and payments of principal and interest thereon shall be paid in U.S. Dollars;

     (9) the PINES shall be issuable in denominations of $25 and integral multiples thereof;

     (10) the PINES may be defeased in accordance with the terms of Article Thirteen of the Original Indenture;

     (11) the Trustee shall be the initial Paying Agent for the PINES; and

     (12) the other terms of the PINES shall be as set forth in the form of PINES attached as Exhibit A hereto.

                  Section 3. Redemption of PINES. The PINES may be redeemed by
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the Company, in whole or in part, at any time after August 8, 2006 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the Redemption Date. The provisions of Article Eleven of the Original Indenture shall govern any redemption of the PINES pursuant to this
Section 3.

                  Section 4. Global Notes. For the purposes of this Section 4,
                             ------------
the term "Agent Member" means a member of, or participant in, a Depositary; the term "Depositary" means, with respect to PINES issuable or issued in whole or in part in the form of one or more Global Notes, the Depository Trust Company or any successor depositary appointed by the Company pursuant

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to this Section 4; and the term "Global Note" means a global certificate evidencing all or part of the PINES issued to the Depositary and registered in the name of such Depositary or its nominee.

                  Notwithstanding Section 305 of the Original Indenture, any Global Note shall be exchangeable for PINES in certificated form only as provided in this paragraph. A Global Note shall be exchangeable for PINES in certificated form pursuant to this Section if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice, or if the Depositary ceases to be a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act, (ii) the Company in its sole discretion determines not to have the PINES represented by one or more Global Notes or (iii) an Event of Default with respect to the PINES represented by such Global Note shall have occurred and be continuing. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for PINES in certificated form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of differing denominations aggregating a like amount. Such definitive PINES shall be registered in the names of the owners of the beneficial interests in such Global Note as such names are from time to time provided by the relevant participants in the Depositary holding such Global Note (as such participants are identified from time to time by such Depositary).

                  If at any time the Depositary for the PINES notifies the Company that it is unwilling or unable to continue as Depositary for the PINES or if at any time the Depositary for the PINES shall no longer be eligible under this Section, the Company shall appoint a successor Depositary with respect to the PINES. If a successor Depositary for the PINES is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of

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such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of PINES in certificated form, will authenticate and deliver PINES in certificated form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such PINES in exchange for such Global Note or Notes.

                  No Global Note may be transferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Note shall not be entitled to receive physical delivery of PINES in certificated form and will not be considered the Holders thereof for any purpose under the Original Indenture or this Supplemental Indenture.

                  Any Global Note that is exchangeable pursuant to this Section 4 shall be exchangeable for PINES issuable in denominations of $25 and integral multiples of $25 in excess thereof and registered in such names as the Depositary that is the Holder of such Global Note shall direct.

                  In the event that a Global Note is surrendered for redemption in part pursuant to this Supplemental Indenture and the Original Indenture, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

                    The Agent Members shall have no rights under the Original Indenture or this Supplemental Indenture with respect to any Global Note held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Note for all purposes whatsoever. Notwithstanding

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the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of the PINES, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Original Indenture.

                  Section 5. Determination of Outstanding PINES. In determining
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whether the Holders of the requisite principal amount of the Outstanding PINES have given any request, demand, authorization, direction, notice, consent or waiver under the Original Indenture, the principal amount of PINES shall be the Dollar amount, determined on the date of original issuance of such PINES, of the initial offering price of such PINES.

                  Section 6.  Miscellaneous.
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                 (a) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  (b) All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether or not so expressed.

                  (c) In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (d) Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties thereto, any Paying Agent, any Security Registrar and their

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respective successors under the Original Indenture and the Holders of PINES, any benefit or any legal or equitable right, remedy or claim under the Original Indenture.

                  (e) This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and instruments entered into and, in each case performed in said state.

                  (f) Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Original Indenture shall continue in full force and effect.

                                  TESTIMONIUM

                  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                     * * *

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         MAYTAG CORPORATION


                                         By:
                                            --------------------------------
                                         Name:
                                         Title:
ATTEST:


-----------------------------

                                                 (CORPORATE SEAL)




                                         BANK ONE, NATIONAL ASSOCIATION


                                         By:
                                            --------------------------------
                                         Name:
                                         Title:
ATTEST:


------------------------------


                                                 (CORPORATE SEAL)


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STATE OF ILLINOIS      )
                       ) ss:
COUNTY OF COOK         )


                  On this ____ day of August, 2001, before me personally came __________________ to me known, who, being by me duly sworn, did depose and say that such person is Vice President of Bank One, National Association, one of the corporations described in and which executed the above instrument; that such person knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by the authority of the Board of Directors of said corporation; and that such person signed such person's name thereto by like authority.



                                              --------------------------------
                                              Notary Public

                                              My Commission expires:


                                              --------------------------------

[Notary Seal]

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STATE OF IOWA          )
                       )  ss:
COUNTY OF JASPER       )


                  On this ___ day of August, 2001, before me personally came ______________, to me known, who being by me duly sworn, did depose and say that
____ is ____________________________________________________ of Maytag
Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                 -----------------------------
                                                 Notary Public

                                                 My Commission expires:

                                                 -----------------------------


[Notary Seal]

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